Exhibit 10.2

TRIVASCULAR TECHNOLOGIES, INC. (f/k/a TV2 HOLDING COMPANY)

2008 EQUITY INCENTIVE PLAN

ADOPTED BY BOARD: APRIL 25, 2008

APPROVED BY STOCKHOLDERS: APRIL 25, 2008

TERMINATION DATE: APRIL 25, 2018

AMENDED BY THE BOARD ON DECEMBER 12, 2008, NOVEMBER 2, 2009, JUNE 28, 2010, MAY 22, 2012 AND OCTOBER 31, 2013

APPROVED BY STOCKHOLDERS: DECEMBER 12, 2008, NOVEMBER 5, 2009, JUNE 29, 2010, MAY 29, 2012 AND OCTOBER 31, 2013

1.	PURPOSES.

(a) Eligible Stock Award Recipients. The persons eligible to receive Stock Awards are Employees, Directors and Consultants.

(b) Available Stock Awards. The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to acquire restricted stock and (v) restricted stock unit awards.

(c) General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	DEFINITIONS.

(a) “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Board” means the Board of Directors of the Company.

(c) “Capitalization Adjustment” has the meaning ascribed to that term in Section 11(a).

(d) “Cause” means, with respect to any Participant, the occurrence of any one or more of the following: (i) such Participant’s commission of any crime involving fraud, dishonesty or moral turpitude or such Participant being charged with a felony and such charges not being dismissed within 30 days; (ii) such Participant’s attempted commission of or participation in a fraud or act of dishonesty against the Company; (iii) such Participant’s material violation of any contract or agreement between such Participant and the Company not remedied (if susceptible to remedy) within seven days of notice, of any Company policy or procedure not remedied (if susceptible to remedy) within seven days of notice, or of any statutory duty owed by such Participant to the Company; or (iv) conduct by such Participant that constitutes gross insubordination, incompetence or habitual neglect of duties.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 3(c).

(g) “Common Stock” means the common stock of the Company.

(h) “Company” means TriVascular Technologies, Inc. (f/k/a TV2 Holding Company), a Delaware corporation.

(i) “Consultant” means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting, independent contractor or advisory services and who is compensated for such services or (ii) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

(j) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an employee of the Company to a consultant to an Affiliate or to a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

(k) “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Director” means a member of the Board.

(m) “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company or an Affiliate because of the sickness or injury of the person.

(n) “Employee” means any person employed by the Company or an Affiliate. Service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the Board of Directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

(o) “Entity” means a corporation, partnership, limited liability company or other entity.

(p) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined in good faith by the Board, and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations.

(q) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(r) “Listing Date” means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Officer” means any person designated by the Company as an officer.

(u) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

(v) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

(w) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(x) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(y) “Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(z) “Plan” means this 2008 Equity Incentive Plan.

(aa) “Securities Act” means the Securities Act of 1933, as amended.

(bb) “Stock Award” means any right granted under the Plan, including an Option, a stock bonus, a right to acquire restricted stock and a restricted stock unit award.

(cc) “Stock Award Agreement” means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

(dd) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ee) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION.

(a) Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c).

(b) Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

(ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) To amend the Plan or a Stock Award as provided in Section 12.

(iv) To terminate or suspend the Plan as provided in Section 13.

(v) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

(c) Delegation to Committee. The Board may delegate administration of the Plan to a Committee or Committees, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee composed of one or more members of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

(d) Delegation to an Officer. The Board may delegate to one or more Officers of the Company the authority to do one or both of the following: (i) designate Officers and Employees of the Company or any of its Subsidiaries to be recipients of Stock Awards and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Officers and Employees of the Company; provided, however, that the Board resolutions regarding such delegation shall specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Notwithstanding the foregoing, the Board may not delegate authority to an Officer to determine the Fair Market Value of the Common Stock.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate 98,975,557 shares of Common Stock (as adjusted for stock splits, stock dividends and the like).

(b) Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

(c) Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.	ELIGIBILITY.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

(b) Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

(c) Consultants. A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act (“Rule 701”) because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person, or because of some other provision of Rule 701.

6.	OPTION PROVISIONS.

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be designated Incentive Stock Options and/or Nonstatutory Stock Options at the time of grant. The provisions of separate Options need not be identical.

(a) Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

(b) Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, the exercise price per share of each Incentive Stock Option shall be not less than 100% of the Fair Market Value on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise Price of a Nonstatutory Stock Option. Except as otherwise determined by the Board, the exercise price per share of each Nonstatutory Stock Option shall be not less than 100% of the Fair Market Value on the date the Option is granted; provided, however, that any Nonstatutory Stock Option granted with an exercise price per share equal to less than 100% of the Fair Market Value on the date the Option is granted may have adverse tax consequences for the Optionholder. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(d) Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid in cash at the time the Option is exercised; provided, however, that, to the extent permitted by applicable statutes and regulations, the Board may permit payment of the purchase price, in its sole discretion, determined at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (1) by delivery to the Company of other shares of Common Stock, (2) according to a deferred payment or other similar arrangement with the Optionholder, (3) pursuant to a net exercise and/or (4) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid, if so permitted, by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). For so long as the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

Except as otherwise determined by the Board, in the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement, and (2) the treatment of the Option as a variable award for financial accounting purposes.

In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. The shares of Common Stock so used to pay the exercise price under a “net exercise” will be considered to have resulted from the exercise of the Option, and accordingly, the Option will not again be exercisable with respect to such shares, the shares actually delivered to the Participant, and any shares withheld for purposes of tax withholding.

(e) Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution or, with the prior written consent of the Company, to a trust if the Optionholder is considered the sole beneficial owner of the Option for tax purposes and under applicable law while it is held in trust, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(f) Transferability of a Nonstatutory Stock Option. Except as otherwise determined by the Board, a Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or, with the prior written consent of the Company, to a trust if the Optionholder is considered the sole beneficial owner of the Option for tax purposes and under applicable law while it is held in trust and, to the extent provided in the Option Agreement, to such further extent as permitted by Section 260.140.41(d) of Title 10 of the California Code of Regulations at the time of the grant of the Option, and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

(g) Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

(h) Termination of Continuous Service. Except as otherwise determined by the Board, in the event that an Optionholder’s Continuous Service terminates (other than for Cause or upon the

Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than 30 days unless such termination is for Cause) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

(i) Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than for Cause or upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 6(a) or (ii) the expiration of a period of three months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

(j) Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date 12 months following such termination (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six months) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

(k) Death of Optionholder. Except as otherwise determined by the Board, in the event that (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 6(e) or 6(f), but only within the period ending on the earlier of (1) the date 12 months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six months) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the relevant time period, the Option shall terminate.

(l) Termination for Cause. Except as otherwise determined by the Board, in the event that Optionholder’s Continuous Service terminates as a result of the Optionholder being terminated for Cause, the Option will terminate without any grace period, effective immediately as of the date and time of such termination for Cause of the Optionholder, regardless of whether the Option is vested or unvested.

(m) Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Subject to the “Repurchase Limitation” in Section 10(g), any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

(n) Non-Exempt Employees. Except as otherwise determined by the Board, no Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

(o) Right of Repurchase. Subject to the “Repurchase Limitation” in Section 10(g), the Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of the vested shares of Common Stock acquired by the Optionholder pursuant to the exercise of the Option.

7.	PROVISIONS OF STOCK AWARDS OTHER THAN OPTIONS.

(a) Stock Bonus Awards. Each stock bonus agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of stock bonus agreements may change from time to time, and the terms and conditions of separate stock bonus agreements need not be identical.

(i) Consideration. A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

(ii) Vesting. Subject to the “Repurchase Limitation” in Section 10(g), shares of Common Stock awarded under the stock bonus agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 10(g), in the event that a Participant’s Continuous Service terminates, the Company may reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the stock bonus agreement.

(iv) Transferability. Except as otherwise determined by the Board, rights to acquire shares of Common Stock under the stock bonus agreement shall not be transferable except by will or by the laws of descent and distribution or with the prior written consent of the Company, to a trust if the Participant is considered the sole beneficial owner for tax purposes and under applicable law of the right to acquire shares of Common Stock under the stock bonus agreement while it is held in trust, and shall be exercisable during the lifetime of the Participant only by the Participant.

(b) Restricted Stock Awards. Each restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of the restricted stock purchase agreements may change from time to time, and the terms and conditions of separate restricted stock purchase agreements need not be identical.

(i) Purchase Price. The purchase price of restricted stock awards shall not be less than 85% of the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated.

(ii) Consideration. The purchase price of Common Stock acquired pursuant to the restricted stock purchase agreement shall be paid in cash at the time of purchase; provided, however, that the Board may permit payment, in its sole discretion, according to a deferred payment or other similar arrangement with the Participant or in any other form of legal consideration that may be acceptable to the Board in its discretion; provided, however, that at any time that the Company is incorporated in Delaware, then payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

(iii) Vesting. Subject to the “Repurchase Limitation” in Section 10(g), shares of Common Stock acquired under the restricted stock purchase agreement may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(iv) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 10(g), in the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the restricted stock purchase agreement.

(v) Transferability. Except as otherwise determined by the Board, rights to acquire shares of Common Stock under the restricted stock purchase agreement shall not be transferable except by will or by the laws of descent and distribution or with the prior written consent of the Company, to a trust if the Participant is considered the sole beneficial owner for tax purposes and under applicable law of the right to acquire shares of Common Stock under the restricted stock purchase agreement while it is held in trust, and shall be exercisable during the lifetime of the Participant only by the Participant.

(c) Restricted Stock Unit Awards. Each restricted stock unit award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of restricted stock unit award agreements may change from time to time, and the terms and conditions of separate restricted stock unit award agreements need not be identical.

(i) Consideration. At the time of grant of a restricted stock unit award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the restricted stock unit award. To the extent required by applicable law, the consideration to be paid by the Participant for each share of Common Stock subject to a restricted stock unit award will not be less that the par value of a share of Common Stock.

(ii) Vesting. At the time of grant of a restricted stock unit award, the Board shall impose such restrictions or conditions to the vesting of the restricted stock unit award as it, in its absolute discretion, deems appropriate. The Board may condition the vesting of the restricted stock unit award upon the attainment of specified performance objectives established by the Board or such other factors as the Board may determine in its sole discretion, including time-based vesting.

(iii) Payment. A restricted stock unit award will be denominated in shares of Common Stock equivalents. A restricted stock unit award will be settled by the delivery of shares of Common Stock.

(iv) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable restricted stock unit award agreement, such portion of the restricted stock unit award that has not vested will be forfeited upon the Participant’s termination of Continuous Service for any reason.

(v) Transferability. Restricted stock units shall be transferable by the Participant only upon such terms and conditions as are set forth in the restricted stock unit agreement, or as the Board shall determine in its discretion.

8.	COVENANTS OF THE COMPANY.

(a) Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

(b) Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.	USE OF PROCEEDS FROM STOCK.

Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.	MISCELLANEOUS.

(a) Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

(b) Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

(c) No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without Cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(d) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of a Stock Award Agreement.

(e) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws or to implement the terms hereof or of the relevant Stock Award Agreement, including, but not limited to, legends restricting the transfer of the Common Stock.

(f) Withholding Obligations. Except as otherwise determined by the Board, it shall be a condition to the issuance of any Stock Award and the issuance of any shares of Common Stock in connection therewith that the Participant shall have paid over to the Company in cash the amount that the Company must withhold in order to satisfy any federal, state or local tax withholding obligation in connection therewith.

(g) Repurchase Limitation. The terms of any repurchase option in favor of the Company shall be specified in the Stock Award. Except as otherwise determined by the Board, any repurchase option contained in a Stock Award shall be upon the following terms: (i) if the repurchase option gives the Company the right to repurchase vested shares of Common Stock upon termination of Continuous Service, then such option shall be exercisable at not less than the Fair Market Value per share thereof on the date of termination of Continuous Service; (ii) if the repurchase option gives the Company the right to repurchase unvested shares of Common Stock upon termination of Continuous Service, then such option shall be exercisable at the lower of: (1) the Fair Market Value per share on the date of repurchase; or (2) the original purchase price; and (iii) the option shall be exercised (if at all) for cash or cancellation of purchase money indebtedness for the shares of Common Stock within 90 days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Stock Options after such date of termination, within 90 days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

(h) Right of First Refusal. A Stock Award may, but need not, include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Participant of the intent to transfer all or any part of the shares of Common Stock received or purchased pursuant to the Stock Award. Except as expressly provided in this Section 10(h) or in the Stock Award Agreement, such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company. Except as otherwise determined by the Board, the right of first refusal shall terminate on the Listing Date.

(i) Escrow. For purposes of facilitating the enforcement of the restrictions on transfer set forth in this Plan or in any Stock Award Agreement, the Company may, at its discretion, require the holder of shares of Common Stock issued pursuant to such Stock Award, to deliver the certificate(s) for such shares with a stock power executed by him or her and by his or her spouse (if required for transfer), in blank, to the Secretary of the Company or his or her designee, to hold said certificate(s) and stock power(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Plan or the Stock Award Agreement. The certificates may be held in escrow so long as such shares whose ownership they evidence are subject to any right of repurchase or first refusal under this Plan or under a Stock Award Agreement, and will be released by the escrow holder to the record owner of such shares (or to any permitted transferee of such owner) when they are no longer subject to any right of repurchase or first refusal under this Plan or under the Stock Award Agreement. Each Participant, by executing a Stock Award Agreement, thereby acknowledges that the Secretary of the Company (or his or her designee) is so appointed as the escrow holder with the foregoing authorities as a material inducement to the grant of an option under this Plan, that the appointment is coupled with an interest, and that it accordingly will be irrevocable. The escrow holder will not be liable to any party to the Stock Award Agreement (or to any other party) for any actions or omissions unless the escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine.

(j) Specific Performance. Under those circumstances in which the Company chooses to timely exercise its rights to repurchase shares as provided herein or in any Stock Award Agreement, the Company will be entitled to receive such shares in specie in order to have the same available for future issuance without dilution of the holdings of other stockholders of the Company. By accepting shares upon exercise of the option, the holder thereof acknowledges and agrees that money damages will be inadequate to compensate the Company and its equity holders if the Company’s rights of first refusal and purchase are not honored and that the Company will, in such case, be entitled to a decree of specific performance of the terms hereof or to an injunction restraining such holder (or such holder’s personal representative) from violating this Plan or the relevant Stock Award Agreement, in addition to any other remedies that may be available to the Company at law or in equity.

11.	ADJUSTMENTS UPON CHANGES IN STOCK.

(a) Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to the Plan or subject to any Stock Award without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to Sections 4(a) and 4(b) and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to any Company repurchase option may, in the sole discretion of the Company, be repurchased by the Company notwithstanding the fact that the holder of such stock is then in Continuous Service.

(c) Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (it being understood that similar stock awards include, but are not limited to, awards to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or such successor’s parent company), if any, in connection with such Corporate Transaction. In the event that any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Awards may be exercised) may, in the sole discretion of the Board, be accelerated in full (contingent upon the effectiveness of the Corporate Transaction) to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), the Stock Awards shall terminate if not exercised (if applicable) at or prior to such effective time, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse. Otherwise, with respect to any Stock Awards outstanding under the Plan that have not been assumed, continued or substituted, the vesting of such Stock Awards (and, if applicable, the time at which such Stock Award may be exercised) shall not be accelerated, unless otherwise provided in a written agreement between the Company or any Affiliate and the holder of such Stock Award, and such Stock Awards shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.

(d) Change of Control or Sale of the Company. A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a change of control of a sale all or substantially all of the assets of the Company may be subject to additional acceleration of vesting and exercisability upon or after such event as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration shall occur.

(e) Agreement to Participate. At the discretion of the Committee, the Stock Award Agreement may include an agreement whereby the Participant agrees to vote all of his or her shares of Common Stock in favor of, and to participate in, a change of control of a sale all or substantially all of the assets of the Company in certain circumstances and as set forth in such Stock Award Agreement or as may be provided in any other written agreement between the Company or any Affiliate and the Participant.

12.	AMENDMENT OF THE PLAN AND STOCK AWARDS.

(a) Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

(b) Stockholder Approval. The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

(c) Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

(d) No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

(e) Amendment of Stock Awards. The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.	TERMINATION OR SUSPENSION OF THE PLAN.

(a) Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the 10th anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b) No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.	EFFECTIVE DATE OF PLAN.

The Plan shall become effective as determined by the Board, but no Stock Award shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within 12 months before or after the date the Plan is adopted by the Board.

15.	CHOICE OF LAW.

The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

TRIVASCULAR TECHNOLOGIES, INC. (F/K/A TV2 HOLDING COMPANY)

2008 EQUITY INCENTIVE PLAN

FORM OF STOCK OPTION GRANT NOTICE

[For awards granted pursuant to Rule 506 under the Securities Act of 1933, as amended, add reference to that effect]

TRIVASCULAR TECHNOLOGIES, INC. (F/K/A TV2 HOLDING COMPANY) (the “Company”), pursuant to its 2008 Equity Incentive Plan (the “Plan”) [insert reference to Rule 506, if applicable], hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. The option evidenced hereby (the “Option”) is subject to all of the terms and conditions as set forth herein and in the Stock Option Agreement (including the Stockholders’ Agreement and the Joinder Agreement thereto, attached to the Stock Option Agreement as Exhibits A-1 and A-2, respectively), the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meanings set forth in the Plan.

Optionholder:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:           ☐  Incentive Stock Option           ☐  Nonstatutory Stock Option

Notwithstanding any designation set forth above as an Incentive Stock Option, the Option will only be an Incentive Stock Option to the extent so qualifying under applicable tax laws; to the extent not so qualifying, the Option will be a Nonstatutory Stock Option.1

Vesting Schedule:	This Option shall vest and become exercisable with respect to 1/4th of the underlying shares (or shares) 12 months after the Vesting Commencement Date. On the first day of each calendar month thereafter, the option shall vest and become exercisable with respect to 1/48th of the underlying shares (or shares), until the option is fully vested. Notwithstanding the foregoing, vesting will cease upon the optionholder’s termination of Continuous Service (as defined in the Plan).

Payment:	By one or a combination of the following marked items (described in the Stock Option Agreement):

	☐	By cash or check

	☐	Pursuant to a Regulation T Program if the Shares are publicly traded

	☐	By delivery of already-owned shares if the Shares are publicly traded

	☐	By “net exercise”

[1]	If this is an incentive stock option, it (plus your other outstanding incentive stock options) cannot be first exercisable for more than $100,000 in any calendar year. Any excess over $100,000 is a nonstatutory stock option.

Additional Terms/Acknowledgements: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Grant Notice, the Stock Option Agreement (including the Stockholders’ Agreement and the Joinder Agreement attached as Exhibits A-1 and A-2 thereto) and the Plan, and makes each of the representations required to be made by Optionholder thereunder. Optionholder acknowledges that the Company has given no legal or tax advice concerning the options and has advised Optionholder to consult with Optionholder’s own tax or financial advisor about the tax treatment of the option and its exercise. Optionholder further acknowledges that as of the Date of Grant, this Grant Notice, the Stock Option Agreement (including the Stockholders’ Agreement and the Joinder Agreement attached as Exhibits A-1 and A-2 thereto) and the Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of: (i) options previously granted and delivered to Optionholder under the Plan; and (ii) the following agreements only:

Other Agreements (if any):

TRIVASCULAR TECHNOLOGIES, INC.		OPTIONHOLDER:

By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS: Stock Option Agreement (including the Stockholders’ Agreement and the Joinder Agreement attached as Exhibits A-1 and A-2 thereto), 2008 Equity Incentive Plan and Notice of Exercise.

ATTACHMENT I

TRIVASCULAR TECHNOLOGIES, INC. (F/K/A TV2 HOLDING COMPANY)

2008 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

[For awards granted pursuant to Rule 506 under the Securities Act of 1933, as amended, add reference to that effect]

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Stock Option Agreement, TRIVASCULAR TECHNOLOGIES, INC. (F/K/A TV2 HOLDING COMPANY) (the “Company”) has granted you an option under its 2008 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. Defined terms not explicitly defined in this Stock Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

The details of your option are as follows:

1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Grant Notice, provided that vesting will cease upon the termination of your Continuous Service.

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Grant Notice may be adjusted from time to time for Capitalization Adjustments.

3. ISO EXERCISE LIMITATION. The aggregate Fair Market Value of the shares of Common Stock with respect to which you may exercise your option for the first time during any calendar year, when added to the aggregate Fair Market Value of the shares of Common Stock subject to any other options designated as Incentive Stock Options and granted to you under any stock option plan of the Company or an Affiliate prior to the Date of Grant with respect to which such options are exercisable for the first time during the same calendar year, shall not exceed $100,000 (the “ISO Exercise Limitation”) unless applicable law requires that your option be exercisable sooner. For purposes of this Section 3, your options designated as Incentive Stock Options shall be taken into account in the order in which they were granted to you, and the Fair Market Value of shares of Common Stock shall be determined as of the time the option with respect to such shares of Common Stock is granted. If Section 422 of the Code is amended to provide for a different limitation from that set forth in this provision, the ISO Exercise Limitation shall be deemed amended effective as of the date required or permitted by such amendment to the Code.

4. METHOD OF PAYMENT. Payment of the exercise price, and any required payment associated with the Company’s withholding obligations as set forth in the Plan and Section 11 below, are due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price in cash or by check or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a) In the Company’s sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds; or

(b) Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in The Wall Street Journal, by delivery of already-owned shares of Common Stock either that you have held for the period required to avoid a charge to the Company’s reported earnings (generally six months) or that you did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, shall include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, you may not exercise your option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

5. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

6. SECURITIES LAW COMPLIANCE. [Insert reference to Rule 506 and related representations and warranties, if applicable] Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7. TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires as provided in the Plan, or upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) 3 months after the termination of your Continuous Service for any reason other than Cause, Disability or death, provided that if during any part of such 3-month period you may not exercise your option solely because of the condition set forth in the preceding paragraph relating to “Securities Law Compliance,” your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of 3 months after the termination of your Continuous Service;

(c) 12 months after the termination of your Continuous Service due to your Disability;

(d) 12 months after your death if you die either during your Continuous Service or within three months after your Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in your Grant Notice;

(f) the day before the 10th anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that, to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the date of grant of your option and ending on the day three months before the date of your option’s exercise,

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you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. To the extent that the Company has provided, or provides in the future, for extended exercisability of your option under certain circumstances for your benefit, the Company cannot guarantee that your option will necessarily be treated as an Incentive Stock Option.

8. EXERCISE; AGREEMENT TO BE BOUND BY STOCKHOLDERS’ AGREEMENT

(a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

(b) As a condition to any exercise of your option and the issuance of any shares of Common Stock by the Company in connection therewith, you agree that you shall be bound in all respects by the Stockholders’ Agreement in the form attached hereto as Exhibit A-1 (as the same may be amended from time to time, the “Stockholders’ Agreement”) as a “Stockholder” thereunder. You further agree to evidence your agreement to be bound by the Stockholders’ Agreement by executing and delivering to the Company, contemporaneously with any exercise of your option, a Joinder Agreement to the Stockholders’ Agreement in substantially the form attached hereto as Exhibit A-2.

(c) As a further condition to any exercise of your option, you also agree that you must make arrangements to deliver to the Company the amount of any tax withholding obligation of the Company arising by reason of: (i) the exercise of your option; (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise; or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(d) If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two years after the date of your option grant or within one year after such shares of Common Stock are transferred upon exercise of your option.

(e) By exercising your option you agree (in addition to any restrictions on transfer set forth in the Stockholders’ Agreement) that you shall not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any shares of Common Stock or other securities of the Company held by you, for a period of time specified by the managing underwriter(s) in any public offering of securities of the Company (not to exceed 180 days or such longer period as may be necessary to allow any managing underwriter to comply with FINRA rules (the “Lock Up Period”)). You further agree to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 8(e) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

9. TRANSFERABILITY.

(a) If your option is an Incentive Stock Option, your option is not transferable, except by will or by the laws of descent and distribution and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

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(b) If your option is a Nonstatutory Stock Option, your option is not transferable, except: (i) by will or by the laws of descent and distribution; (ii) with the prior written approval of the Company, by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the option is to be passed to beneficiaries upon the death of the trustor (settlor); or (iii) with the prior written approval of the Company, by gift, in a form accepted by the Company, to a permitted transferee under Rule 701 of the Securities Act.

10. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

11. WITHHOLDING OBLIGATIONS.

(a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to pay over to the Company in cash (or make other adequate provision for as approved by the Company in its sole discretion) any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein unless such obligations are satisfied.

12. MINIMUM NUMBER OF SHARES. Any exercise of your option must be for at least 100 shares of Common Stock (without regard to adjustments to the number of shares subject to your option), or, if less, all of the remaining shares subject to your option.

13. SECTION 409A OF THE CODE. The option issued pursuant to the Grant Notice and this Stock Option Agreement may be subject to the provisions of Section 409A of the Code, which governs the tax treatment of a broad range of deferred compensation arrangements. In general, an option would be subject to Section 409A if it is granted at a price per share below the fair market value of the Company’s Common Stock on the date of grant. In that case, as shares subject to such option vest, the recipient would be deemed to have received deferred compensation, and would be required to recognize such compensation as ordinary income, even if the option is not exercised. The amount of the deferred compensation deemed to have been received would also be subject to a twenty percent (20%) penalty excise tax. Prior to the date the Company’s Common Stock becomes publicly traded or quoted on a national stock exchange or a similar trading market, the determination of the Fair Market Value may be made by the Board of Directors, or a Committee thereof, and in connection therewith, the Company may obtain an independent appraisal. The Company cannot assure you that your option would not be treated by the Internal Revenue Service (the “Service”) as deferred compensation subject to tax, penalties and interest under Section 409A. For example, there can be no assurance that the Company’s determination of the Fair Market Value, whether or not supported by an independent appraisal, will be accepted by the

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Service for purposes of Section 409A or any other purpose. YOU ACKNOWLEDGE THAT THERE MAY BE ADVERSE TAX CONSEQUENCES AS A RESULT OF THE ISSUANCE OF THE OPTION, THE VESTING OF THE OPTION AND/OR THE PURCHASE OR DISPOSITION OF SHARES, AND YOU FURTHER ACKNOWLEDGE AND REPRESENT THAT YOU (I) HAVE HAD THE OPPORTUNITY TO CONSULT YOUR OWN TAX ADVISOR UPON RECEIPT OF ANY STOCK AWARD AND PRIOR TO ANY EXERCISE, PURCHASE OR DISPOSITION WITH RESPECT THERETO, AND (II) ARE NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

14. NOTICES. Any notices provided for in your option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your option and those of the Plan, the provisions of the Plan shall control.

[Remainder of This Page Intentionally Left Blank]

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Exhibit A-1

STOCKHOLDERS’ AGREEMENT

6

Exhibit A-2

JOINDER TO STOCKHOLDERS’ AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Fourth Amended and Restated Stockholders’ Agreement dated as of November 1, 2013 (as the same may be amended from time to time, the “Stockholders’ Agreement”) among TriVascular Technologies, Inc. (f/k/a TV2 Holding Company) and certain other parties. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Stockholders’ Agreement as of the date hereof and shall have all of the rights and obligations of a “Stockholder” thereunder as if it had executed the Stockholders’ Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders’ Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:              ,

Print Name of Joining Party:

Signature of Joining Party:

Address for Notices:

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ATTACHMENT II

2008 Equity Incentive Plan

ATTACHMENT III

TRIVASCULAR TECHNOLOGIES, INC. (F/K/A TV2 HOLDING COMPANY)

2008 EQUITY INCENTIVE PLAN

NOTICE OF EXERCISE

TriVascular Technologies, Inc.

3910 Brickway Blvd.

Santa Rosa, CA 95403

ATTN: President

Date of Exercise:

Ladies and Gentlemen:

This constitutes notice under my stock option that I elect to purchase the number of shares for the price set forth below.

Type of option:

Stock option dated:

Number of shares as to which option is exercised:

Certificates to be issued in name of:

Total exercise price:	$

Cash payment delivered herewith:	$

By this exercise, I agree: (i) to execute and deliver to the Company the Joinder Agreement to attached as Exhibit A-2 to the Stock Option Agreement relating to my stock option, by which Joinder Agreement I shall evidence my consent and agreement to be bound in all respects by the Stockholders’ Agreement referenced therein as a “Stockholder” thereunder; (ii) to provide such additional documents as you may require pursuant to the terms of the 2008 Equity Incentive Plan; (iii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option; and (iv) if this exercise relates to an incentive stock option, to notify you in writing within 15 days after the date of any disposition of any of the shares of Common Stock issued upon exercise of this option that occurs within two years after the date of grant of this option or within one year after such shares of Common Stock are issued upon exercise of this option.

I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the “Shares”), which are being acquired by me for my own account upon exercise of the Option as set forth above:

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under [Rule 701][insert “accredited investor” representation if under Rule 506] promulgated under the Securities Act. I warrant and represent to the Company that I am purchasing said Shares for my own account and have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge that I will not be able to resell the Shares [for at least ninety days] after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) [under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144][replace with Rule 144 compliance reference].

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed 180 days or such longer period as may be necessary to allow any managing underwriter to comply with FINRA rules) following the effective date of the registration statement of the Company filed under the Securities Act as may be requested by the Company or the representative of the underwriters in accordance with the terms of Stock Option Agreement. I further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

Very truly yours,

Name:

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